EXHIBIT 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda	Emily Wang
Chief Financial Officer	Media Relations
626.768.6788	626.768-6266
tom.tolda@eastwestbank.com	emily.wang@eastwestbank.com

EAST WEST BANCORP, INC. APPOINTS JULIA S. GOUW

PRESIDENT AND CHIEF OPERATING OFFICER OF EAST WEST BANK

Pasadena, CA — December 1, 2009 — East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, today announced the appointment of Julia S. Gouw as President and Chief Operating Officer of East West Bank reporting to Dominic Ng, Chairman and Chief Executive Officer. Gouw will be responsible for East West Bank’s key administrative operations including finance, treasury, investor relations, enterprise risk management, credit administration, deposit and loan operations, technology and human resources. Gouw will also oversee the integration of the banking operations of United Commercial Bank, acquired by East West on November 6, 2009.

“With the UCB acquisition, East West Bank has nearly doubled in size and is now the second largest independent bank headquartered in California,” said Ng. “We are fortunate to have Julia rejoin the bank as President and COO at this key milestone in the bank’s history to lead the UCB integration, manage the bank’s day-to-day operations and once again partner with me to continue to grow East West Bank’s value to our customers and shareholders,” Ng continued.

Gouw, most recently Vice Chairman of East West, came out of retirement to assist the bank in its acquisition of United Commercial Bank. Gouw originally joined East West Bank from KPMG LLP in 1989 as Controller and quickly rose through the ranks to Executive Vice President and Chief Financial Officer, the position she held from 1994 to 2008. Under Gouw’s leadership, East West achieved 11 consecutive years of record earnings – a stellar track record widely recognized throughout the banking and investment communities. U.S. Banker magazine four times ranked Gouw among the “25 Most Powerful Women in Banking” and Institutional Investor magazine twice named her among the “Best CFO’s in America.”

“This is clearly a wonderful and opportune time to rejoin East West,” said Gouw. “The acquisition of United Commercial Bank is a transformational event for East West Bank – strengthening its presence in key markets throughout the U.S. and Asia and positioning the bank for unprecedented growth and expansion. I am pleased to rejoin my colleagues at East West and look forward to working with my new colleagues from United Commercial Bank,” continued Gouw.

Gouw will continue to serve on the Board of Directors of East West Bancorp and East West Bank. She is a CPA and graduated with a B.S. from the University of Illinois, Urbana-Champaign.

About East West

East West Bancorp (Nasdaq: EWBC) is a publicly owned company with over $19 billion in assets. The Company’s wholly owned subsidiary, FDIC-insured East West Bank, is the second largest bank headquartered in California and the largest bank in the nation focused on serving the Asian American community. East West Bank has 137 branches, including 112 branches in California, nine branches in New York, five branches in metropolitan Atlanta, three branches in Massachusetts, two branches in Houston, and two branches in Seattle. East West Bank has four full-service branches in Greater China, including two branches in Hong Kong, one branch in Shanghai, and one branch in Shantou. The Bank also has representative offices in Beijing, Guangzhou, Shanghai and Shenzhen, China, and Taipei, Taiwan. For more information on East West Bancorp and East West Bank, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; risks inherent in possible acquisitions and FDIC-assisted transactions; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.